Exhibit 99.1

CONTACT:	John McNamara
Director - Investor Relations
StoneMor Partners L.P.
(215) 826-2945

STONEMOR PARTNERS L.P. PROVIDES PARTNERSHIP UPDATES

Obtains Waiver to Extend Date of Filing Form 10-K

Accounting Review Near Completion: Quarterly Distribution to be Determined Following Filing of 10-K and Review of Preliminary Quarterly Data

Will Host Conference Call and Webcast Following Release of Preliminary Second Quarter Financial Information

TREVOSE, PA – July 28, 2017 — StoneMor Partners L.P. (NYSE: STON) (“StoneMor” or the “Partnership”) today announced that it has received a waiver and amendment from its lenders which extends the date by which the Partnership must file its Form 10-K to August 15, 2017, its First Quarter 10-Q within 45 days of that date and Second Quarter 10-Q within 45 days following the filing of its First Quarter Form 10-Q.

The Partnership announced that following the filing of its Form 10-K, it expects to issue preliminary financial information for the 2017 second quarter as soon as practical, and host an investor conference call in conjunction with the release of that preliminary information. The Partnership also announced that it would delay the determination of its unitholder distribution for the second quarter until after it files its Form 10-K and the Board of Directors and management of the General Partner have had an opportunity to review preliminary second quarter financial information. The Partnership expects to complete this review and to announce the timing and amount of the distribution within two weeks following the filing of 10-K.

Paul Grady, StoneMor’s President and CEO commented, “Management’s highest priority is to complete this accounting review and bring the financial filings up to date. In addition to filing the Form10-K by August 15, we expect to file our delayed Form 10-Q for the 2017 first quarter by September 21, 2017, with the Form 10-Q for the second quarter being filed shortly thereafter. We expect to be current with our filings in time for the 2017 third quarter Form 10-Q, and we look forward to discussing these and other issues on our next conference call.”

Robert B. Hellman, Jr, Chairman of the Board of Directors of the General Partner, commented, “We are grateful to our lenders for their continued support as we work through the issues that caused the delay in reporting our financial results. The waiver and amendment we received will enable StoneMor to be compliant with its credit facility reporting obligations while it completes the filing of its reports, including its financial statements. The delay of the determination of our second quarter unitholder distribution is the prudent course of action in view of the ongoing delays in the finalization of our annual and quarterly financial statements.”

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About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Trevose, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 316 cemeteries and 98 funeral homes in 27 states and Puerto Rico.

StoneMor is the only publicly traded death care company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the completion of the review of StoneMor’s consolidated financial statements, expected timing of filings, unitholder distribution determination and investor call are forward-looking statements. Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and are made subject to certain risks and uncertainties that could cause actual results to differ materially from the results stated or implied in this press release. StoneMor’s major risks are related to uncertainties associated with the cash flow from pre-need and at-need sales, trusts and financings, which may impact StoneMor’s ability to meet its financial projections, service its debt, pay distributions, and increase its distributions, as well as with StoneMor’s ability to maintain an effective system of internal control over financial reporting and disclosure controls and procedures.

StoneMor’s additional risks and uncertainties include, but are not limited to, risks and uncertainties related to the following: the difficulty of predicting the timing of the completion of the restatement of its consolidated financial statements, its impact on the Partnership’s financial results and the timing of the related filings; additional information arising from the Partnership’s continuing analysis and review of its historical recognition of revenue and its prior financial statements and the performance of additional work in this regard, as well as the review and audit by the Partnership’s registered independent public accounting firm of the Partnership’s prior financial statements; the consequences of the Partnership’s delinquent filing of the Form 10-K, including that the U.S. Securities and Exchange Commission could institute an administrative proceeding seeking the revocation of the registration of the Partnership’s common units under the Exchange Act, and that the Partnership is delinquent in its required filings with the New York Stock Exchange (“NYSE”) and could ultimately face the possible delisting of its common units from the NYSE; the existence of a default under the indenture governing its senior notes if the Form 10-K and any other delinquent report are not filed within 120 days after notice from the trustee under the indenture; and the Partnership’s ability to obtain relief from its creditors under the indenture governing its senior notes, the terms on which such relief might be granted and any restrictions that might be imposed in connection with any relief that might be obtained.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K and the other reports that StoneMor files with the Securities and Exchange Commission, from time to time. Except as required under applicable law, StoneMor assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

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